AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated June 1, 2010, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF (IVIF)”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”), National Security Life and Annuity Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and Ohio National Equities, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Invesco V.I. Balanced-Risk Allocation Fund
Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. International Growth Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
National Security Variable Account L
National Security Variable Account N
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

NScore Series of individual variable annuities, including:
NScore Xtra
NScore Value
NScore Premier
NScore Lite
NScore Lite II
NScore Flex
NScore Wrap
NScore Xtra II
NScore Premier II
NScore Lite III
Variable universal life insurance, including:

Security Advantage
[Signature Pages Follow]

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: January 1, 2012.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr
Name:	Melanie Ringold	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John S. Cooper
Name:	Melanie Ringold	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

NATIONAL SECURITY LIFE AND ANNUITY COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Therese S. McDonough	By:	/s/ Thomas A. Barefield

Name:	Therese S. McDonough	Name:	Thomas A. Barefield

Title:	Secretary	Title:	EVP/CMO

OHIO NATIONAL EQUITIES, INC.

Attest:	/s/ Kimberly Plante	By:	/s/ Thomas A. Barefield

Name:	Kimberly Plante	Name:	Thomas A. Barefield

Title:	Assistant Secretary	Title:	EVP/CMO

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